UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2010

MDRNA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On July 21, 2010, MDRNA, Inc. (the “Company”) filed a Certificate of Amendment of its Restated Certificate of Incorporation to effect a one-for-four reverse split of the Company’s issued and outstanding shares of common stock, par value $0.006 per share, effective as of 4:30 p.m. Eastern Time on Wednesday, July 21, 2010. The common stock will commence trading on The NASDAQ Global Market on a split-adjusted basis as of the opening of trading on Thursday, July 22, 2010. The common stock will continue to trade under the ticker symbol “MRNA”, although the letter “D” will be temporarily appended to the ticker symbol for twenty trading days following the reverse split. The Company’s stockholders, at the 2009 Annual Meeting of Stockholders, had previously authorized the Company’s Board of Directors (the “Board”) to effect a reverse stock split within a range of ratios, including one-for-four, at a time in the future, to be determined by the Board, in conjunction with advice from the Company’s investment bankers, to be in the best interest of the Company.

Following the reverse split, the total number of shares outstanding will be proportionately reduced in accordance with the reverse split. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of these securities, and the applicable exercise or purchase price as well as other adjustments.

There will be no change to the authorized shares of common stock of the Company as a result of the reverse stock split. Any fraction of a share of common stock that would otherwise have resulted from the reverse split will be converted into the right to receive cash payment from the Company for such fractional shares, in an amount to be determined by multiplying (x) the fractional amount of the share of common stock by (y) an amount equal to four times the per share closing price of the common stock (on a post-split basis) on The NASDAQ Global Market on July 21, 2010.

The Company’s transfer agent is American Stock Transfer & Trust Company, LLC. The new CUSIP number for the post-reverse common stock will be 56804Q 102.

A copy of the Certificate of Amendment of the Company’s Restated Certificate of Incorporation is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

July 21, 2010	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment